UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

November 8, 2017

Date of Report (Date of earliest event reported)

___________________________________________________________

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

__________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
	of Incorporation)	Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on November 8, 2017, we held our Annual Meeting of Shareholders at which the shareholders voted for the adoption of our 2017 Restricted Stock Unit Award Plan (the “Plan”). The material terms of the Plan are described under the captions “General”, “Administration”, “RSU Plan Eligibility”, “Terms”, “Amendment and Termination of the RSU Plan” and “Adjustments upon Changes in Capitalization or Merger” of Proposal 4 of our definitive proxy statement filed with the Securities and Exchange Commission on September 27, 2017 (the "Proxy Statement"), which descriptions are incorporated by reference herein. The description of the Plan in the Proxy Statement is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Acura Pharmaceuticals Inc. 2017 Restricted Stock Unit Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date: November 14, 2017

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Acura Pharmaceuticals Inc. 2017 Restricted Stock Unit Award Plan.